Exhibit 4.01


                               UNILAB CORPORATION
                       1997 DIRECTORS STOCK PURCHASE PLAN


1.        Purpose

         The purpose of the Unilab Corporation 1997 Directors Stock Purchase Plan (the "Plan") is to secure for Unilab Corporation (the "Corporation") and its stockholders the benefits of the incentive inherent in increased ownership of common stock, par value $.01 per share (the "Common Stock"), of the Corporation by the members of the Board of Directors (the "Board") of the Corporation. It is expected that such ownership will provide such Directors with a more direct stake in the future welfare of the Corporation and encourage them to remain directors of the Corporation. It is also expected that the Plan will encourage qualified persons to become directors of the Corporation. This purpose will be accomplished by reserving shares of common stock for sale and issuance to Directors.

2.        Administration

         The Plan shall be administered by the Board or by such person or persons designated by the Board. (All references herein to the "Board" shall be deemed to include the Board's designee.). The Board shall have all the powers vested in it by the terms of the Plan. Subject to the provisions of the Plan, the Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office (or a majority of the members of any Committee designated by the Board to administer the Plan). The members thereof may authorize any one or more of their number or the Secretary or any other officer of the Corporation to execute, prepare and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3.        Amount of Stock

         The stock which may be issued and sold under the Plan shall not exceed 1,500,000 shares of Common Stock, subject to adjustment as provided in
         Section 7. The Common Stock to be issued may be either authorized and unissued shares or issued shares acquired by the Corporation.


4.       Eligibility to Purchase Common Stock

         Each Director shall be eligible to purchase shares of Common Stock under the Plan in accordance with the procedures set forth in Section 5.

5.       Procedure for Purchasing Common Stock

         (a) Each Director shall have the right to purchase Common Stock under this Plan, by stating in a writing filed with the Secretary of the Corporation (the "Notice"), the number of shares of Common Stock he wishes to purchase (the "Share Amount") or the dollar amount he wishes to spend to purchase shares of Common Stock (the "Dollar Amount"). The date such Notice is properly delivered to the Secretary of the Corporation is hereinafter referred to as the "Notice Delivery Date".

         (b) The number of shares of Common Stock to be issued to a Director who delivers the Notice to the Secretary of the Corporation specifying a Dollar Amount for his desired purchase shall be determined based on the Market Value (as hereinafter defined in Section 6) of a share of Common Stock on the Notice Delivery Date, subject to adjustment as provided in Section 7.

         (c) The purchase price of Common Stock purchased under this Plan for a Director who delivers a Notice specifying a Share Amount shall also be determined based on the Market Value (as hereinafter defined in Section 6) of a share of Common Stock on the Notice Delivery Date, subject to adjustment as provided in Section 7.

         (d) The number of shares issued shall be rounded to the nearest whole number.

6.        Purchase Price

         The purchase price per share shall be 100% of the Market Value of a share of Common Stock on the Notice Delivery Date, subject to adjustment as provided in Section 7. As used herein, Market Value shall be the last reported sales price of the Common Stock (if the Common Stock is then traded on a national securities exchange, such as the American Stock Exchange, where the Common Stock currently trades, or in the Nasdaq Stock Market or, if not so traded, the average of the closing bid and asked prices thereof, on the applicable date).

7.        Adjustments upon Changes in Capitalization

         (a) If the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, forward or reverse stock split, combination, exchange of shares, or the like, or dividends payable in shares of the Common Stock, an appropriate adjustment shall be made by the board in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock issued under this Plan.

         (b) Any adjustment in the number of shares shall apply proportionately. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

8.        Miscellaneous Provisions

         (a) Except as expressly provided for in the Plan, no Director or other person shall have any claim or right to purchase Common Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in the service of the Corporation or to continue service as a Director.

         (b) The Corporation shall not be obligated to deliver any shares of Common Stock hereunder until they have been listed on each securities exchange on which the Common Stock may then be listed, or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Corporation may deem applicable.

         (c) It shall be a condition to the obligation of the Corporation to issue shares of Common Stock that the Director pay to the Corporation, upon its demand, such amount, as shall equal the Purchase Price, and as may be requested by the Corporation for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Corporation may refuse to issue shares of Common Stock.

         (d)       The expenses of the Plan shall be borne by the Corporation.

         (e) To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

9.        Amendment or Discontinuance

         The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations.

10.       Compliance With Section 16(b) of the Act

         It is the intent of the Corporation that the Plan and any Common Stock issued hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Section 16(b) of the Act and Rule 16b-3 thereunder, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irrreconcilable conflict with such intent, such provision shall be deemed void as applicable to persons who are or may be subject to
         Section 16 of the Act.

11.       Termination

         The Plan shall terminate upon the earlier to occur of (a) the adoption of a resolution of the Board terminating the Plan and (b) March 31, 2007.

12.       Effective Date of Plan

         The Plan shall be deemed effective as of April 1, 1997.